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                                  Exhibit 21.1

                              LIST OF SUBSIDIARIES
                                       OF
                                   ASPI, INC.




Name of Subsidiary                          Percentage Ownership       Country of Incorporation
-----------------------------------------------------------------------------------------------

Prestige Prime Office Limited*              100%                       Hong Kong

Mega Action, Limited                        100%                       British Virgin Islands

*Acquired by ASPI on June 30, 2010.
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